Exhibit 10.13.5

FIFTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENTS

This FIFTH Amendment TO CREDIT AND SECURITY Agreements (the “Amendment”), dated as of March 23, 2016, is entered into by and among ZHONE TECHNOLOGIES, INC., a Delaware corporation (“Zhone Technologies”), ZTI MERGER SUBSIDIARY III, INC., a Delaware corporation (“ZTI”; Zhone Technologies and ZTI are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”), Premisys Communications, Inc., a Delaware corporation (“Premisys”), Zhone Technologies International, Inc., a Delaware corporation, (“Zhone International”), Paradyne Networks, Inc., a Delaware corporation (“Paradyne Networks”), Paradyne Corporation, a Delaware corporation (“Paradyne Corporation”; Premisys, Zhone International, Paradyne Networks, and Paradyne Corporation are sometimes referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).
RECITALS
A.    Borrowers, Guarantors, and Lender are parties to (i) a Credit and Security Agreement, dated March 13, 2012 (as amended by that certain First Amendment to Credit and Security Agreements, dated as of March 13, 2013 (the “First Amendment”), that certain Second Amendment to Credit and Security Agreements, dated September 30, 2013 (the “Second Amendment”), that certain Third Amendment to Credit and Security Agreements, dated March 5, 2014 (the “Third Amendment”), and that certain Fourth Amendment to Credit and Security Agreements, dated March 6, 2015 (the “Fourth Amendment”), and as further amended from time to time, the “Domestic Credit Agreement”), and (ii) a Credit and Security Agreement (Ex-Im Subfacility), dated March 13, 2012 (as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, and as further amended from time to time, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, collectively, the “Credit Agreements”). Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreements unless otherwise specified in this Amendment.
B.    Borrowers and Guarantors have requested that certain further amendments be made to the Credit Agreements, and Lender is willing to agree to such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.    Amendments to Credit Agreements. The Credit Agreements are amended as follows:
1.1    Section 2.5 of the Credit Agreements. Section 2.5 of the Credit Agreements is amended to read in its entirety as follows: “2.5 [Intentionally Omitted].”
1.2    Section 2.9 of the Credit Agreements. The Maturity Date that appears in Section 2.9 of the Credit Agreements is hereby changed from “March 31, 2016” to “March 31, 2019”.
1.3    Section 8 of the Domestic Credit Agreement. Section 8 of the Domestic Credit Agreement is amended to read in its entirety as follows:

“8    FINANCIAL COVENANTS.
Each Borrower covenants and agrees that, until termination of all obligations of Lender to provide extensions of credit hereunder and payment in full of the Obligations, Borrowers will comply with each of the following financial covenants:
(a)    Minimum Liquidity. Have Liquidity of at least the following:

Minimum Liquidity	Applicable Period/Test Date
$2,000,000	At all times during the period commencing on the Fifth Amendment Effective Date and continuing through and including July 31, 2016
$3,000,000	At all times, beginning August 1, 2016 and continuing thereafter

(b)    Minimum Excess Availability. Have Excess Availability under this Agreement plus Excess Availability under the Ex-Im Credit Agreement of at least the following:

Minimum Excess Availability (under both this Agreement and the Ex-Im Credit Agreement)	Applicable Period/Test Date
$1,500,000
At all times during the period commencing on the Fifth Amendment Effective Date and continuing thereafter; provided that Borrowers do not need to comply with this minimum Excess Availability test during the period beginning on the last day of each fiscal quarter through and including the third Business Day of the immediately following fiscal quarter.

(c)    Minimum EBITDA. If a Liquidity Trigger Event shall occur, Borrowers shall achieve EBITDA, for the most recent period described below that occurs prior to the Liquidity Trigger Event, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto (it being understand that such requirement shall be effective immediately and retroactively) (numbers appearing between “< >” are negative):

Applicable Amount	Applicable Period
$<675,000>	Three-month period ending March 31, 2016
$<400,000>	Six-month period ending June 30, 2016
$375,000	Nine-month period ending September 30, 2016
$1,600,000	Twelve-month period ending December 31, 2016

(d)    Minimum Fixed Charge Coverage Ratio. Commencing January 1, 2017 and continuing thereafter, if a Liquidity Trigger Event shall occur at any time during such period, Borrowers shall achieve a minimum Fixed Charge Coverage Ratio for the most recent twelve-month period ending at the end of the most recently ended calendar month prior to the date of such Liquidity Trigger Event of not less than 1.20 to 1.0.”
1.4    Section 8 of the Ex-Im Credit Agreement. Section 8 of the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“8    FINANCIAL COVENANTS.
Each Borrower covenants and agrees that, until termination of all obligations of Lender to provide extensions of credit hereunder and payment in full of the Obligations, Borrowers will comply with each of the following financial covenants:
(a)    Minimum Liquidity. Have Liquidity of at least the following:

Minimum Liquidity	Applicable Period/Test Date
$2,000,000	At all times during the period commencing on the Fifth Amendment Effective Date and continuing through and including July 31, 2016
$3,000,000	At all times, beginning August 1, 2016 and continuing thereafter

(b)    Minimum Excess Availability. Have Excess Availability under this Agreement plus Excess Availability under the Domestic Credit Agreement of at least the following:

Minimum Excess Availability (under both this Agreement and the Domestic Credit Agreement)	Applicable Period/Test Date
$1,500,000
At all times during the period commencing on the Fifth Amendment Effective Date and continuing thereafter; provided that Borrowers do not need to comply with this minimum Excess Availability test during the period beginning on the last day of each fiscal quarter through and including the third Business Day of the immediately following fiscal quarter.

(c)    Minimum EBITDA. If a Liquidity Trigger Event shall occur, Borrowers shall achieve EBITDA, for the most recent period described below that occurs prior to the Liquidity Trigger Event, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto (it being understand that such requirement shall be effective immediately and retroactively) (numbers appearing between “< >” are negative):

Applicable Amount	Applicable Period
$<675,000>	Three-month period ending March 31, 2016
$<400,000>	Six-month period ending June 30, 2016
$375,000	Nine-month period ending September 30, 2016
$1,600,000	Twelve-month period ending December 31, 2016

(d)    Minimum Fixed Charge Coverage Ratio. Commencing January 1, 2017 and continuing thereafter, if a Liquidity Trigger Event shall occur at any time during such period, Borrowers shall achieve a minimum Fixed Charge Coverage Ratio for the most recent twelve-month period ending at the end of the most recently ended calendar month prior to the date of such Liquidity Trigger Event of not less than 1.20 to 1.0.”

1.5    Schedule 1.1 to the Credit Agreements.
(a)The following definition of “Average Excess Availability” is hereby added in alphabetical order to Schedule 1.1 to the Domestic Credit Agreement:
“Average Excess Availability” means, as of the end of each calendar quarter, the average daily amount (calculated for such calendar quarter) of Excess Availability under this Agreement, plus Excess Availability under the Ex-Im Credit Agreement, as calculated by Lender.
(b)    The following definition of “Average Excess Availability” is hereby added in alphabetical order to Schedule 1.1 to the Ex-Im Credit Agreement:

“Average Excess Availability” means, as of the end of each calendar quarter, the average daily amount (calculated for such calendar quarter) of Excess Availability under this Agreement, plus Excess Availability under the Domestic Credit Agreement, as calculated by Lender.
(c)    The definition of “Interest Rate Margin” that appears in Schedule 1.1 to the Credit Agreements is amended to read in its entirety as follows:

“Interest Rate Margin” means, as of any date of determination and with respect to Advances based upon the Prime Rate, Floating Rate Advances, or Fixed Rate Advances, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed calendar quarter; provided, that for the period from the Fifth Amendment Effective Date through and including June 30, 2016, the Interest Rate Margin shall be set at the margin in the row styled “Level I”; provided further, that any time an Event of Default has occurred and is continuing, the Interest Rate Margin shall be set at the margin in the row styled “Level I”:

Level	Average Excess Availability	Interest Rate Margin
II	Less than or equal to an amount equal to 25% of Maximum Revolver Amount	2.50 percentage points
III	Greater than an amount equal to 25% of Maximum Revolver Amount, but less than or equal to an amount equal to 35% of Maximum Revolver Amount	2.25 percentage points
IIII	Greater than an amount equal to 35% of Maximum Revolver Amount	2.00 percentage points

The Interest Rate Margin shall be re-determined as of the first day of each calendar quarter based on the Average Excess Availability for the calendar quarter immediately preceding each such new calendar quarter.”
(d)    The following definition of “Fifth Amendment Effective Date” is hereby added in alphabetical order to Schedule 1.1 to the Credit Agreements:

“Fifth Amendment Effective Date” means the date of the Fifth Amendment to Credit and Security Agreements, by and among the Borrowers, Guarantors, and Lender.
(e)    The definition of “Fixed Charge Coverage Ratio” that appears in Schedule 1.1 to the Credit Agreements is amended to read in its entirety as follows:

“Fixed Charge Coverage Ratio” means, with respect to Borrowers and their Subsidiaries for any measurement period, the ratio of (i) EBITDA for such period, minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period; provided that Non-Financed Capital Expenditures incurred during fiscal year 2016 in connection with Borrowers’ move to the new facility located in Largo, Florida (the “Florida Move Capital Expenditures”) shall be excluded from this clause (a) to the extent (and only to the extent) such Florida Move Capital Expenditures are paid with the proceeds of additional equity issued in 2016 by one or more of the Borrowers to a Person that is not a Loan Party, and (b) cash taxes paid during such period, to the extent greater than zero to (ii) Fixed Charges for such period.
(f)    The definition of “Liquidity Trigger Event” that appears in Schedule 1.1 to the Credit Agreements is hereby amended to read in its entirety as follows:

“Liquidity Trigger Event” means the occurrence of any of the following: (i) Borrowers fail to maintain at least $2,000,000 of Liquidity at any time during the period commencing on the Fifth Amendment Effective Date through (and including) July 31, 2016; (ii) Borrowers fail to maintain at least $3,000,000 of Liquidity at any time during the period commencing on August 1, 2016 and continuing at all times thereafter; (iii) Borrowers fail to maintain at least $4,000,000 of Liquidity as of the last day of the first calendar month of each fiscal quarter during the period commencing on the Fifth Amendment Effective Date through (and including) July 31, 2016; (iv) Borrowers fail to maintain at least $5,000,000 of Liquidity as of the last day of the first calendar month of each fiscal quarter during the period commencing on August 1, 2016 and continuing thereafter; (v) Borrowers fail to maintain at least $9,000,000 of Liquidity as of the last day of each fiscal quarter during the period commencing on the Fifth Amendment Effective Date through (and including) July 31, 2016; or (vi) Borrowers fail to maintain at least $10,000,000 of Liquidity as of the last day of each fiscal quarter during the period commencing August 1, 2016 and continuing thereafter.
(g)    The definition of “Maximum Revolver Amount” that appears in Schedule 1.1 to the Domestic Credit Agreement is hereby amended to read in its entirety as follows:

“Maximum Revolver Amount” means $25,000,000; provided that such amount may be (i) decreased by permanent reductions in such amount made in accordance with Section 2.11 of this Agreement, or (ii) increased by up to $5,000,000 in the aggregate, so long as the following conditions precedent have been satisfied with respect to any such increase: (a) Borrowers have provided Lender with at least thirty (30) days prior written notice of Borrowers’ desire to increase the Maximum Revolver Amount (a “Line Increase Notice”), which notice shall specify the amount of the desired increase in the Maximum Revolver Amount; (b) only two increases shall be permitted, and each such increase shall be in the amount of $2,500,000 each; provided that the Maximum Revolver Amount as increased shall not exceed $30,000,000; (c) no Event of Default shall have occurred and be continuing as of both the date of the request to increase the Maximum Revolver Amount and as of the date that the Maximum Revolver Amount increase becomes effective; (d) each such increase shall be subject to the approval of Lender (and Lender’s credit committee) in Lender’s sole discretion; and (e) Borrowers shall have paid to Lender a line increase fee equal to 0.1% of the amount of each such increase, with such fee due and payable upon the effective date of such increase (and, when paid, shall be deemed fully earned and non-refundable under all circumstances). The effective date of the increase of the Maximum Revolver Amount shall be thirty (30) days after receipt of the Line Increase Notice by Lender, provided all of the foregoing conditions have been satisfied as determined by Lender.

1.6    Schedule 2.12 to Domestic Credit Agreement. Paragraph (c) in the fourth row of Schedule 2.12 to the Domestic Credit Agreement (i.e., the “Termination, Reduction and Prepayment Fees”) is hereby deleted in its entirety.

1.7    Schedule 2.12 to Ex-Im Credit Agreement. The third row of Schedule 2.12 to the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“Annually:
(a)    Ex-Im Fees. On March 31, 2016, and on each March 31 of each year thereafter, an annual Ex-Im Fee equal to $150,000 per year. Each such fee when paid shall be deemed fully earned and non-refundable as of each such payment date under all circumstances.”
1.8     Schedule 1 to Exhibit A to Credit Agreements. The form of Schedule 1 to the form of Compliance Agreement attached to the Credit Agreements as Exhibit A is amended to read in its entirety as set forth on Exhibit A attached to this Amendment.

2.    No Other Changes. Except as explicitly amended by this Amendment or the other Loan Documents delivered in connection with this Amendment, all of the terms and conditions of the Credit Agreements and the other Loan Documents shall remain in full force and effect and shall apply to any advance or letter of credit thereunder. This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreements).

3.    Amendment Fee. In consideration of the agreements set forth herein, Borrower hereby agrees to pay to the Lender an amendment fee in the amount of $25,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of the date of this Amendment. The Amendment Fee shall be paid in full on the date of this Amendment.

4.    Conditions Precedent. This Amendment shall be effective when Lender shall have received a duly executed original of this Amendment, together with each of the following, each in substance and form acceptable to Lender in its sole discretion and duly executed by all relevant parties:
4.1    Certificates of Authority from the corporate secretaries of the Borrowers and Guarantors;
4.2    Consent and approval of this Amendment by the Export Import Bank of the United States, if required by Lender;
4.3    The Amendment Fee, which Lender may arrange to be paid as a charge to the Loan Account; and
4.4    Such other matters as Lender may require.

5.    Representations and Warranties. Borrowers and Guarantors hereby represent and warrant to Lender as follows:
5.1    Borrowers and Guarantors have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of their obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrowers and Guarantors and constitute the legal, valid and binding obligation of Borrowers and Guarantors, enforceable against Borrowers and Guarantors in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
5.2    The execution, delivery and performance by Borrowers and Guarantors of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action on the part of Borrowers and Guarantors and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than authorizations, consents or approvals that have been obtained and are in full force and effect or as contemplated by Section 4.2, (ii) violate any material provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrowers or Guarantors, or the certificates of incorporation or by-laws of Borrowers or Guarantors, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other Material Contract to which Borrowers or Guarantors are a party or by which Borrowers and Guarantors or their respective properties may be bound or affected, except to the extent that any such breach or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
5.3    All of the representations and warranties contained in Section 5 and Exhibit D of the Credit Agreements are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties continue to be true and correct in all material respects as of such earlier date).

6.    References. All references in the Credit Agreements to “this Agreement” shall be deemed to refer to the Credit Agreements as amended hereby; and any and all references in the other Loan Documents to the Credit Agreements shall be deemed to refer to the Credit Agreements as amended hereby.

7.    No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreements or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8.    Release. Borrowers and Guarantors hereby absolutely and unconditionally release and forever discharge Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers or Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrowers and Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each of the Borrowers and Guarantors waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.
9.    Costs and Expenses. Borrowers agree to pay all reasonable out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a loan to Borrowers under the Credit Agreements, or apply the proceeds of any loan, for the purpose of paying any such reasonable out-of-pocket fees, disbursements, costs and expenses.
10.    Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by, the laws of the State of California. In the event of any conflict between this Amendment and the Credit Agreements, the terms of this Amendment shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

ZHONE TECHNOLOGIES, INC.
By:__/s/ Kirk Misaka__________________
Name: Kirk Misaka
Title: Chief Financial Officer

ZTI MERGER SUBSIDIARY III, INC.
By:__/s/ Kirk Misaka__________________
Name: Kirk Misaka
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

GUARANTORS:

PREMISYS COMMUNICATIONS, INC.
By:__/s/ Kirk Misaka__________________
Name: Kirk Misaka
Title: Chief Financial Officer

ZHONE TECHNOLOGIES INTERNATIONAL, INC.
By:__/s/ Kirk Misaka___________________
Name: Kirk Misaka
Title: Chief Financial Officer

PARADYNE NETWORKS, INC.
By:__/s/ Kirk Misaka___________________
Name: Kirk Misaka
Title: Chief Financial Officer

PARADYNE CORPORATION
By:__/s/ Kirk Misaka___________________
Name: Kirk Misaka
Title: Chief Financial Officer

LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:__/s/ Harry L. Joe___________________
Name: Harry L. Joe
Title: Authorized Signatory

Exhibit A

[Form of Schedule 1 to Compliance Certificate form]

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Financial Covenants NOTE: only those financial covenants that are to be tested as of the Reporting Date, as provided in Section 8 of the Credit Agreement, should be included on this Schedule 1.

1.    Minimum Liquidity.
Borrower’s and its Subsidiaries’ Liquidity, as of ___________ ___, 201___ is $_____________, which [does/does not] satisfy the minimum Liquidity requirement set forth in Section 8(a) of the Credit Agreement for such test date.
2.    Minimum Excess Availability.
Borrower’s and its Subsidiaries’ Excess Availability under this Agreement plus Excess Availability under the [Ex-Im Credit Agreement/Domestic Credit Agreement] NOTE: select correct reference depending on whether this Schedule 1 is being used in connection with a Compliance Certificate that is submitted for the Domestic Credit Agreement or the Ex-Im Credit Agreement., as of ___________ ___, 201___ is $_____________, which [does/does not] satisfy the minimum requirement set forth in Section 8(b) of the Credit Agreement for such test date.
3.    Minimum EBITDA.
If, in accordance with Section 8(c) of the Credit Agreement, EBITDA is required to be tested, Borrower’s and its Subsidiaries’ EBITDA, measured on a quarter-end basis for the ___ month period ending _________ ___, 20___, is $___________, which [is/is not] greater than or equal to the amount set forth in Section 8(c) of the Credit Agreement for the corresponding period.
4.    Minimum Fixed Charge Coverage Ratio.
If, in accordance with Section 8(d) of the Credit Agreement, the Fixed Charge Coverage Ratio is required to be tested, Borrower’s and its Subsidiaries’ Fixed Charge Coverage Ratio for the twelve-month period ending _________ ___, 20___ is _____ to 1.0, which [is/is not] greater than or equal to required minimum Fixed Charge Coverage Ratio of 1.20 to 1.0 set forth in Section 8(d) of the Credit Agreement for such period.

1 NOTE: only those financial covenants that are to be tested as of the Reporting Date, as provided in Section 8 of the Credit Agreement, should be included on this Schedule 1.
2 NOTE: select correct reference depending on whether this Schedule 1 is being used in connection with a Compliance
Certificate that is submitted for the Domestic Credit Agreement or the Ex-Im Credit Agreement.